Exhibit 23.1

[LETTERHEAD OF BDO SEIDMAN, LLP]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

Geerlings & Wade, Inc.

Canton, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 13, 2003, relating to the consolidated financial statements and schedules of Geerlings & Wade, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    BDO SEIDMAN, LLP

BDO SEIDMAN, LLP

Boston, Massachusetts

May 27, 2003